Exhibit 10.1

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into on August 2, 2023, by and among Global Crossing Airlines Group Inc., a Delaware corporation (the “Issuer”), Global Crossing Airlines Inc., a Delaware corporation (the “GCA”), Global Crossing Airlines Operations LLC, a Florida limited liability company (“GCAO”), GlobalX Air Tours LLC, a Florida limited liability company (“GAT”) and GlobalX Travel Technologies, Inc., a Delaware corporation (“GTT,” together with CGA, GCAO and GAT, the “Guarantors” and together with the Issuer, the “Note Parties”), and the undersigned subscribers (each a “Subscriber”) acting severally, and not jointly. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture (as defined below). References herein to “Subscriber” shall be deemed to refer to each undersigned Subscriber as if each Subscriber party hereto had executed a separate subscription agreement substantially identical to this Subscription Agreement.

WHEREAS, Subscriber desires to subscribe for and purchase secured notes (the “Notes”) of and from the Issuer substantially in the form of Indenture attached as Annex A hereto or such other form agreed between the Note Parties and the Subscribers (the “Indenture”), which is incorporated in and made a part of this Agreement, in an aggregate original principal amount as set forth on Schedule B attached hereto, at 98.25% of such original principal amount (the “Notes Purchase Price”), and the Issuer desires to issue and sell to each Subscriber the Notes in consideration of the payment of the Notes Purchase Price by or on behalf of such Subscriber to the Issuer;

WHEREAS, as consideration for the Subscribers entering into this Agreement and the performance of their respective obligations hereunder, the Company desires to issue to the Subscribers a non-cash fee in the form of Warrants (the “Warrants”), substantially in the form of Warrant attached as Annex B, to purchase up to 10,000,000 shares of the Issuer’s common stock, par value $0.001 per share (the “Common Stock”), in the amounts for each Subscriber as set forth on Schedule B attached hereto and at the valuation set forth on Schedule B and Schedule B.1 attached hereto (the “Non-Cash Fee”);

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.    Subscription. Subject to the terms and conditions hereof, on the date hereof (the “Closing Date”), each Subscriber hereby agrees, severally and not jointly, to subscribe for and purchase the aggregate original principal amount set forth opposite the name of such Subscriber on Schedule B, and the Issuer hereby agrees to issue and sell to each Subscriber, severally and not jointly, upon the payment by each Subscriber of the applicable Notes Purchase Price to be paid by such Subscriber, the Notes in an aggregate original principal amount and the number of Warrants, in each case as set forth on Schedule B attached hereto opposite its name (such subscription and issuance, the “Subscription”). The Issuer’s obligations under the Notes, including the due and punctual payment of interest, principal and premium, if any, on the Notes, will be guaranteed on a senior secured basis (the “Guarantee”) by each Guarantor. As used herein, the term “Notes” shall include the Guarantee, unless the context otherwise requires.

Section 2.    Closing.

(a)    The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the Closing Date, subject to the satisfaction or waiver of the conditions below.

(b)    At the time of Closing (the “Closing Time”), the Issuer shall deliver to each Subscriber (i) a physical certificate representing the Notes being purchased by such Subscriber at the Closing and (ii) a physical certificate representing the Warrant being purchased by such Subscriber at the Closing, in each case against payment of the Notes Purchase Price for such Notes therefor by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer.

(c)    Subject to Section 4.19 of the Indenture, the Closing shall be subject to the satisfaction or valid waiver by each of the parties hereto of the following conditions:

(i)

The Subscribers shall have received all of the following, which shall be originals or facsimiles or “pdf” files unless otherwise specified, each property executed by a Responsible Officer of the signing Note Parties, each dated as of the Closing Date (or, in the case of certificates of governmental official as, as of a recent date before the Closing Date), each in form and substance reasonably satisfactory to the Subscribers, and each accompanied by their respective required schedules and other attachments (each, a “Note Document”):

(A)

Executed counterparts of (i) this Agreement from the Note Parties, (ii) the Indenture from the Note Parties, (iii) the Notes (including the Guarantee) from the Company, (iv) the Registration Rights Agreement (substantially in the form of such Registration Rights Agreement being attached hereto as Annex C or such other form agreed between the Note Parties and the Subscribers (the “Registration Rights Agreement”)) from the applicable Note Parties and (v) the Perfection Certificate;

(B)	the Collateral Documents, duly executed by the applicable Note Parties, together with:

i.

to the extent required to be pledged under the terms of the Collateral Documents, certificates, if any, representing the Equity Interests in the Note Parties and each of their Subsidiaries, accompanied by undated stock powers executed in blank (or stock transfer forms, as applicable) and instruments evidencing the Indebtedness pledged under the Collateral Documents, indorsed in blank (or instrument of transfer, as applicable, except as otherwise provided under Section 4.20 of the Indenture);

ii.	copies of proper financing statements, filed or duly prepared for filing under the UCC in all United States jurisdictions that the Required Holders (as defined in the Indenture) may deem reasonably necessary in order to perfect and protect the Liens on assets of each Note Party created under the Collateral Documents, covering the Collateral described in the Collateral Documents; and

iii.

evidence that all other actions, recordings and filings of or with respect to the Collateral Documents that the Required Holders may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Required Holders (including receipt of duly executed payoff letters, customary lien searches and UCC-3 termination statements);

(C) a Global Intercompany Promissory Note executed by the Note Parties and each of their Subsidiaries, along with undated instruments of transfer with respect thereto endorsed in blank;

(D) a solvency certificate executed by the Chief Financial Officer or other officer with a similar title of each Note Parties, in form and substance reasonably satisfactory to the Subscribers;

(E) such customary documents and certifications (including any articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) and the bylaws or operating agreement (or the equivalent governing documents) (the “Organizational Documents”), and, if applicable, good standing certificates or certificates of status) and resolutions as the Subscribers may reasonably require to evidence (i) the identity, authority and capacity of each Responsible Officer of the Note Parties acting as such in connection with this Agreement and the other Note Documents and (ii) that each Note Party is duly organized or formed, and that each of them is validly existing and, to the extent applicable, in good standing, except to the extent that failure to be so qualified would not reasonably be expected to have a Material Adverse Effect and (iii) authorizing the entry into the Note Documents to which the Issuer and each Guarantor is a party (including authorization of the reservation and issuance of the Issuer’s Common Stock upon exercise of the Warrants), certified as of the Closing Date by a director or officer of the Issuer and each Guarantor;

(F) an opinion of Cozen O’Conner P.C., special New York counsel to the Note Parties, addressed to each Secured Party, in form and substance reasonably satisfactory to the Subscriber;

(G) a certificate, and signed on behalf of the Issuer, but without personal liability, by the Chief Executive Officer and the Chief Financial Officer of the Issuer and on behalf of each Guarantor, but without personal liability, by the Chief Executive Officer of the and the Chief Financial Officer of each Guarantor, or such other officers of the Issuer or each Guarantor as may be reasonably acceptable to the Subscribers, certifying that: (i) each of the Issuer and each Guarantor has complied in all material respects with all covenants and satisfied all terms and conditions hereof to be complied with and satisfied by it at or prior to the Closing Time; (ii) except to the extent such representations and warranties are given as of a particular date (in which case they will be true and correct in all material respects as of such date), all the representations and warranties of the Issuer and each Guarantor contained herein are true and correct in all material respects as of the Closing Time, with the same force and effect as if made at and as of the Closing Time, after giving effect to the transactions contemplated hereby; (iii) there has been no material change relating to the Issuer or any Guarantor which has not been generally disclosed and with respect to which the requisite material change report has not been filed and no such disclosure has been made on a confidential basis; and (iv) that, to the best of the knowledge, information and belief of the persons signing such certificate, no order, ruling or determination having the effect of ceasing or suspending trading in the Common Stock or any other securities of the Issuer has been issued and no proceedings for such purpose are pending or are contemplated or threatened; and

(H) a private Rating as evidenced by a confirmation letter of a nationally recognized statistical ratings organization (NRSRO) in form and substance satisfactory to the Subscribers.

(ii)

no suspension of the offering or sale or trading of the Common Stock in any applicable jurisdiction, or initiation or threatening in writing of any proceedings for any of such purposes, shall have occurred and be continuing and the Underlying Shares (as defined below) shall (A) continue to be quoted on the OTC Bulletin Board (“OTCBB”) and (B) be listed on NEO Exchange (“NEO”), subject only to official notice of issuance;

(iii)

to the extent not satisfied prior to the date hereof, all conditions precedent set forth in the Indenture shall have been satisfied (as determined by the parties to the Indenture) or waived (other than those conditions which, by their nature, are to be satisfied at by the Closing itself, but subject to their satisfaction or valid waiver at the Closing);

(iv)

no court of competent jurisdiction shall have issued, enforced or entered any judgment or order which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(v)	delivery of certificates of insurance and endorsements in accordance with Section 4.18 of the Indenture, in form and substance reasonably satisfactory to the Subscribers;

(vi)

all necessary consents of stockholders or members and other third parties with respect to the execution, delivery and performance of the Note Documents by the Issuer and each Guarantor and, in the case of the Issuer, the Warrants and the Registration Rights Agreement (including consent to the issuance of Issuer’s Common Stock upon exercise of the Warrants);

(vii)	the Issuer shall have paid the Trustee, the Collateral Agent and each Subscriber all fees, costs, charges and expenses due as of the Closing Date.

Section 3.    Representations and Warranties of the Issuer and each Guarantor. The Issuer and each Guarantor, jointly and severally, represents and warrants to Subscriber that:

(a)

Organization and Qualification. The Issuer and each of its subsidiaries listed in Schedule A hereto (the “Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Issuer nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, where such violation or default would not reasonably be expected to result in a Material Adverse Effect. Each of the Issuer and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Issuer has no subsidiaries except as set forth in Schedule A hereto. The Issuer is the direct or indirect legal, registered and beneficial owner of the issued and outstanding shares of each of the Subsidiaries as set out in the SEC Documents (as defined below), free and clear of all Liens (as defined below) other than laws affecting the offering and sale of securities generally.

(b)

Authorization; Enforceability. The Issuer and each Guarantor has the requisite power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Issuer and each Guarantor, and assuming the due authorization, execution and delivery of the same by Subscriber, this Agreement constitutes a valid and legally binding obligation of the Issuer and each Guarantor enforceable in accordance with its terms, except that (i) enforcement thereof may be subject to applicable bankruptcy, insolvency, reorganization, administration, examinership, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability as well as any other matters which are set out as qualifications or reservations as to matters of law of general application in legal opinions (collectively, the “Enforceability Exception”), and (ii) the indemnification provisions thereof may be limited by applicable law or public policy considerations in respect thereof. The Indenture has been duly authorized, executed and delivered by the Issuer and each Guarantor and, assuming due authorization, execution and delivery by the Trustee (as defined below) and the Collateral Agent, will constitute the valid and legally binding obligation of the Issuer and each Guarantor, enforceable against the Issuer and each Guarantor in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exception.

(c)

Capitalization. As of the date hereof, the authorized share capital of the Issuer is 200,000,000 shares of Common Stock, par value $0.001 per share. As of the date hereof, 57,456,361 shares of Common Stock were issued and outstanding. The issued and outstanding Common Stock has been duly authorized, is validly issued, is fully paid and is non-assessable and is not subject to any pre-emptive rights, rights of first refusal or similar rights. There are no dividends that have been declared but are unpaid on the Common Stock. All securities of the Issuer have been issued in accordance with the provisions of all applicable laws.

(d)

Offered Securities. The Notes are duly authorized and, when executed by the Issuer and authenticated by the Trustee in accordance with the Indenture and issued and delivered to the Subscriber against payment therefor in accordance with the terms of this Agreement, will be duly executed and delivered, and will constitute the valid and legally binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exception, and will not have been issued in violation of any preemptive rights created under the Issuer’s organizational documents (as adopted on or prior to the Closing Date), by any contract to which the Issuer is a party or by which it is bound, or under the laws of its jurisdiction of incorporation or organization, as the case may be. The Guarantee has been duly authorized by each Guarantor and, when the Indenture has been duly executed and delivered by such Guarantor and the Notes have been duly authorized and executed by the Issuer and authenticated by the Trustee in accordance with the Indenture and issued and delivered to the Subscriber against payment therefor in accordance with the terms of this Agreement, will constitute the valid and legally binding obligations of such Guarantor entitled to the benefits of the Indenture and enforceable against such Guarantor in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exception. The Warrants are duly authorized and when executed by the Issuer and issued and delivered to the Subscriber against payment therefor in accordance with the terms of this Agreement, will be duly executed and delivered, and will constitute the valid and legally binding obligations of the Issuer and enforceable against the Issuer in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exception, and will not have been issued in violation of any preemptive rights created under the Issuer’s organizational documents (as adopted on or prior to the Closing Date), by any contract to which the Issuer is a party or by which it is bound, or under the laws of its jurisdiction of incorporation or organization, as the case may be.

(e)

Underlying Shares. All of the Common Stock issuable upon the exercise of the Warrants (the “Underlying Shares”) are duly authorized and reserved for issuance. Upon exercise of the Warrants in accordance with their terms, the Underlying Shares will be validly issued, fully paid and non-assessable Common Stock of the Issuer, and none of such Underlying Shares will have been issued in violation of any preemptive rights created under the Issuer’s organizational documents (in effect on the Closing Date), by any contract to which the Issuer is a party or by which it is bound, or under the laws of its jurisdiction of incorporation or organization, as the case may be.

(f)

Collateral Documents. At Closing, the Collateral Documents will be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Indenture), valid security interests (subject only to Permitted Liens) in the Collateral described therein and proceeds thereof subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, administration. examinership and other similar laws relating to or affecting creditors’ rights generally and equitable principles (whether considered in a proceeding in equity or law), or other applicable Enforceability Exception. In the case of any pledge of certificated Equity Interests and any pledge of Indebtedness described in the Collateral Documents, when stock certificates representing such pledged pursuant to the General Security Agreement and promissory notes pledged pursuant to the General Security Agreement are delivered to the Collateral Agent duly endorsed in blank, in the case of deposit accounts or securities accounts located in the United States, upon the execution and delivery of control agreements, and in the case of the other Collateral described in the Collateral Documents, when financing statements, particulars and other filings and notifications required on the Closing Date or otherwise in appropriate form are filed in the appropriate offices or notification sent to third parties, the Liens granted pursuant to the Collateral Documents constitute a fully perfected Lien on, and first ranking priority (subject only to Permitted Liens) security interest in, all right, title and interest of the Issuer and each Guarantor in such Collateral and the proceeds thereof, to the extent such Collateral and proceeds can be perfected by such actions, as security for the Notes subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, administration, examinership and other similar laws relating to or affecting creditors’ rights generally and equitable principles (whether considered in a proceeding in equity or law).

(g)

No Conflicts. Neither the execution of this Agreement, the Indenture and the Collateral Documents by the Issuer or any Guarantor party thereto nor the issuance, offering or sale of the Notes, the Warrants or the Underlying Shares by the Issuer,

nor the consummation of any of the transactions contemplated herein by the Issuer or any Guarantor, nor the compliance by the Issuer or any Subsidiary with the terms and provisions hereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge, assignment by way of security or encumbrance upon any property or assets of the Issuer or any Subsidiary pursuant to the terms of any Material Agreement (as defined below) to which the Issuer or any Subsidiary may be bound or to which any of the property or assets of the Issuer or any Subsidiary is subject, except such conflicts, breaches or defaults as may have been waived and except for any lien, charge, assignment by way of security or encumbrance upon any property or assets of the Issuer or any Subsidiary by the Collateral Documents; nor will such action result (x) in any violation of the provisions of the organizational, incorporation or governing documents of the Issuer or any Subsidiary, or (y) in any violation in any material respect of the provisions of any statute or any order, rule or regulation applicable to the Issuer or any Subsidiary or of any governmental authority having jurisdiction over the Issuer or any Subsidiary.

(h)

SEC Documents; Financial Statements. The Issuer has filed or furnished all reports, schedules, forms, statements and other documents required to be filed by the Issuer with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the 24 months preceding the date hereof (or such shorter period as the Issuer was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The SEC Documents when read together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Issuer included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Issuer and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as set forth in the SEC Documents or has otherwise been posted by the SEC on its EDGAR website, the Issuer has received no notices or correspondence from the SEC for the one year preceding the date hereof. The SEC has not commenced any enforcement proceedings against the Issuer or any of its Subsidiaries.

(i)

No Material Adverse Effect. Subsequent to March 31, 2023, there has not been a Material Adverse Effect and there has been no event or occurrence that would reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any event, fact, circumstance, development, change, occurrence or state of affairs that is materially adverse to the consolidated business, operations, property or financial condition of the Issuer or any Guarantor.

(j)

No Litigation. There are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Issuer’s or any Guarantor’s knowledge, any legal, governmental or regulatory audits or investigations, to which the Issuer or any Subsidiary is a party or to which any property of the Issuer or any Subsidiary is subject that, individually or in the aggregate, if determined adversely to the Issuer or any Subsidiary, would have a Material Adverse Effect or materially and adversely affect the ability of the Issuer or any Guarantor to perform their respective obligations under this Agreement; to the Issuer’s and any Guarantor’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental authority or threatened by others.

(k)

No Integrated or Aggregated Offering. None of the Issuer, Guarantors or any of their affiliates have directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the transactions contemplated hereby to be integrated or aggregated with prior offerings by the Issuer or any Guarantor in a manner that would require registration of the offer and sale of any of the Notes or the Warrants under the Securities Act.

(l)

No Violation or Default. The Issuer and each of its Subsidiaries are not (i) in violation of its articles of incorporation or similar organizational documents in any material respect; (ii) in violation or default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a violation or default in any material respect, in the due performance or observance of any term, covenant or condition contained in any Material Agreement to which the Issuer or each Subsidiary is a party or by which the Issuer or each Subsidiary is bound or to which any of the property or assets of the Issuer or each Subsidiary is subject; or (iii) in violation in any material respect of any applicable law. To the Issuer’s knowledge, no other party under any Material Agreement to which it is a party is in violation or default in any material respect thereunder.

(m)

Enforceability of Agreements. All mortgages, notes, indentures, contracts, agreements, instruments, leases or other documents to which the Issuer or any Subsidiary is a party, or by which the Issuer or a material portion of the assets thereof are bound, in each case which is material to the business of the Issuer and its Subsidiaries, taken as a whole (each, a “Material Agreement”), are valid and legally binding obligations of the Issuer or such Subsidiary, as the case may be, enforceable in accordance with their respective terms, except that (i) the enforcement thereof may be subject to the Enforceability Exception, and (ii) the indemnification provisions of certain agreements may be limited by applicable law or public policy considerations in respect thereof.

(n)

Independent Accountants. Rosenberg Rich Baker Berman P.A., who has delivered their report with respect to the audited financial statements of the Issuer as at December 31, 2022, is an independent registered public accounting firm as required by the Securities Act.

(o)

Sarbanes-Oxley. The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuer has concluded that its internal control over financial reporting is effective and the Issuer is not aware of any “significant deficiencies” or “material weaknesses” (each as defined by the rules adopted by the SEC) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Issuer and its Subsidiaries who have a significant role in the Issuer’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Issuer’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Issuer’s internal control over financial reporting. Except as set forth in the SEC Documents, none of the officers or directors of the Issuer and, to the knowledge of the Issuer, none of the Issuer’s shareholders, the officers or directors of any shareholder of the Issuer, or any family member or affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that is required to be disclosed by the Issuer as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act. The Issuer has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(p)	Convertible Securities. As of the date hereof:

i.

other than the 5,537,313 shares of Class A Common Stock, 13,046,309 shares of Class B Common Stock, 12,376,020 warrants, 470,668 stock options and 4,772,923 restricted share units, there are no outstanding convertible securities or securities, notes or instruments convertible into or exercisable for any equity interests of the Issuer or its Subsidiaries or options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Issuer or its Subsidiaries;

ii.

other than this (A) Agreement, (B) the Company’s outstanding warrants. and (C) the Company’s restricted share unit plan, performance share unit plan, employee share purchase plan, stock option plan and all agreements entered into in connection with such plans, there are no commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Issuer or its Subsidiaries of any Common Stock or other equity interests of the Issuer or its Subsidiaries, any convertible securities or securities, notes or instruments convertible or exercisable for securities or any such options, warrants or rights; and

iii.	neither the Issuer nor any of its Subsidiaries has a shareholder rights plan or similar plan in effect.

(q)

Voting or Control Agreements. To the knowledge of the Issuer, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Issuer (other than under collateral agreements in favor of a secured creditor to whom any such securities have been pledged or in which such secured creditor has a security interest).

(r)

Restrictions on Business. Neither the Issuer nor any of its Subsidiaries is a party to or bound by a material contract, which expressly limits the freedom of the Issuer or any Subsidiary to compete in any line of business, transfer or move any of its assets or operations which materially and adversely affects, or would reasonably be expected to materially and adversely affect, the business practices, operations or condition of the Issuer or any Subsidiary.

(s)

No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any governmental authority or stock exchange is required for the execution, delivery and performance by the Issuer of this Agreement, the issuance and sale by the Issuer of the Notes, the Warrants and the Underlying Shares, except for those which have already been obtained and the approval for listing on the Underlying Shares on the OTCBB and NEO, subject only to official notice of issuance.

(t)	Transfer Agent. Computershare Investor Services Inc. has been duly appointed as registrar and transfer agent for the Common Stock.

(u)

Indenture Trustee, Collateral Agent and Paying Agent. U.S. Bank Trust Company, National Association, has been duly appointed as trustee (in such capacity the “Trustee”), collateral agent (in such capacity the “Collateral Agent”) and paying agent for the Notes.

(v)

Solvency. On and immediately after the Closing Date, the Issuer and each Guarantor will be solvent and neither the Issuer nor any Guarantor is the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization, administration or other relief with respect to itself or its debts under any bankruptcy or insolvency law.

(w)

No Stabilization. Neither the Issuer nor any of its Subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes, the Warrants or the Underlying Shares in violation of Regulation M under the Exchange Act.

(x)

No Registration and Trust Indenture Act. Assuming the accuracy of the representations and warranties of the Subscribers contained herein and their compliance with the agreements set forth herein and therein, respectively, it is not necessary, in connection with the issuance and sale of the Notes and the Warrants to Subscriber, to register the Notes or the Warrants under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(y)

Proposed Acquisition. There are no material agreements, contracts, arrangements or understandings with any persons relating to the acquisition or proposed acquisition by the Issuer of any material interest in any business (or part of a business) or corporation (other than any such acquisition that has been consummated), nor are there any other specific contracts or agreements in respect of any such matters in contemplation.

(z)	Intellectual Property Rights.

i.

The Issuer and its Subsidiaries own or possess or have a license or other right to use (or reasonably believe it can acquire on reasonable terms) all Intellectual Property and rights as are necessary to conduct their respective businesses as now conducted, except as such failure to own, possess, or acquire such rights would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Issuer and its Subsidiaries exercise such licenses or rights without any infringement, misappropriation, violation, or dilution upon Intellectual Property rights of others which would reasonably be expected to have a Material Adverse Effect. No executive officer or member of management of the Issuer and its Subsidiaries, including former executive officers or management members, has any claim with respect to any Intellectual Property;

ii.

the Issuer and its Subsidiaries are the legal and beneficial owner of, have good and marketable title to, the right to use and exploit, and own all rights, title and interest in all of its Intellectual Property free and clear of all Liens except for Permitted Liens, covenants, conditions, options to purchase and restriction or, except as would not result in a Material Adverse Effect;

iii.

except as would not reasonably be expected to have a Material Adverse Effect: (i) no action, suit, proceeding or claim is pending, nor has the Issuer received any notice or claim (whether written, oral or otherwise), challenging the ownership, validity or right to use any of Company IP or suggesting that any other person has any claim of legal or beneficial ownership or other claim or interest with respect to Company IP; (ii) to the knowledge of the Issuer, there is no Company IP being used or enforced by the Issuer in a manner that would result in its abandonment, cancellation or unenforceability; and (iii) to the knowledge of the Issuer, except in relation to certain trade-mark opposition proceedings initiated by the Issuer, no person is infringing upon, violating or misappropriating any material Company IP and the Issuer is not a party to any action or proceeding that alleges that any person has infringed, violated or misappropriated any Company IP;

iv.

except as would not reasonably be expected to have a Material Adverse Effect and except in relation to open source software or commercially available off-the-shelf software: (i) the Issuer and its Subsidiaries have entered into valid and enforceable written agreements in respect of its Licensed IP; (ii) the Issuer and its Subsidiaries have been granted licenses and permission to use, reproduce, sub-license, sell, modify, update, enhance or otherwise exploit the Licensed IP to the extent required to conduct the business of the Issuer and its Subsidiaries (including, if required, the right to incorporate such Licensed IP into the Intellectual Property of the Issuer or its Subsidiaries); and (iii) all license agreements in respect to any Licensed IP that is material to the business of the Issuer and its Subsidiaries are in full force and effect and the Issuer and its Subsidiaries are not in default of any of its material obligations thereunder. For purposes of this Section 3(z), “Licensed IP” means the intellectual property owned by any person other than the Issuer and its Subsidiaries and which the Issuer and its Subsidiaries use under license and “Company IP” means the Intellectual Property that is owned by, purported to be owned by, and/or used and controlled by the Issuer and its Subsidiaries, whether through development, creation, conception or acquisition, that is necessary to the Issuer and its Subsidiaries in the conduct of their business as now conducted and as presently proposed to be conducted.

(aa)	No Material Defaults. The Issuer has not defaulted and subsequently not remedied on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases.

(bb)

Title. The Issuer and its Subsidiaries own no real property. Except as disclosed in the SEC Documents, the Issuer and its Subsidiaries have good and marketable title in all personal property owned by them (other than intellectual property, which is covered in Section 3(z) above) that is material to the business of the Issuer and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects (“Liens”), except for Permitted Liens. Any real property and facilities held under lease by the Issuer and its Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Issuer and its Subsidiaries, as applicable, are in material compliance, except those leases (i) that are not material and do not interfere with the use made and proposed to be made of such real property and facilities by the Issuer and its Subsidiaries or (ii) the loss of which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(cc)

Environmental Laws. Except as disclosed in the SEC Documents, the Issuer and its Subsidiaries: (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(dd)

Insurance. The Issuer maintains insurance covering its properties, operations, personnel and businesses that the Issuer reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect such persons and the business of the Issuer. The Issuer has no reason to believe that it will not be able to renew such existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to have a Material Adverse Effect on the Issuer.

(ee)

Benefit Plans; Labor Matters. Each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Issuer for current or former employees or directors of, or independent contractors with respect to, the Issuer has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, and the Issuer has complied in all material respects with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements. Each stock option granted under any equity incentive plan of the Issuer (each, a “Stock Plan”) (i) was granted in compliance in all material respects with applicable laws and with the applicable Stock Plan(s), (ii) was duly approved by the Board of Directors of the Issuer or a duly authorized committee thereof, and (iii) has been properly accounted for in the Issuer’s financial statements and disclosed, to the extent required, in the Issuer’s filings or submissions with the SEC. No labor problem or dispute with the employees of the Issuer exists or is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, that would have a Material Adverse Effect.

(ff)	[reserved]

(gg)

Taxes. The Issuer and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Issuer and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges imposed upon it or upon its income or profits or in respect of its property otherwise due and payable, except those being contested in good faith by appropriate proceedings diligently conducted and for which reasonably adequate reserves have been set aside for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply in accordance with GAAP, and except as would not reasonably be expected to have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Issuer know of no basis for any such claim, except as would not reasonably be expected to have a Material Adverse Effect.

(hh)

Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement that will be timely publicly disclosed by the Issuer, the Issuer confirms that neither it nor any other Person acting on its behalf has provided the Subscriber or its agents or counsel with any information that it believes constitutes material, non-public information. The Issuer understands and confirms that the Subscriber will rely on the foregoing representation in effecting purchases and sales of securities of the Issuer. All of the disclosure furnished by or on behalf of the Issuer to the Subscriber regarding the Issuer, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Issuer acknowledges and agrees that the Subscriber neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(ii)

Investment Company Act. Neither the Issuer nor any Guarantor is or will be, after giving effect to the sale of the Notes, the Warrants and the Underlying Shares and the application of the proceeds thereof, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(jj)

Finder’s Fees. The Issuer has not incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to Jefferies LLC and Roth Capital LLC (together, the “Placement Agents”) in connection with transactions contemplated by this Agreement.

(kk)

Financial Crimes; Sanctions; Export Controls. Neither the Issuer nor any of its Subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any Person, including. without limitation, “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of anti-corruption laws; and the Issuer, each of its Subsidiaries and, to the knowledge of the Issuer, its affiliates have conducted their businesses in compliance with anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The operations of the Issuer and each of its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and anti-money laundering laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened. Neither the Issuer nor any of its Subsidiaries, nor to the knowledge of the Issuer any of the directors, officers or employees, agents, affiliates or representatives of the Issuer or each of its Subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union or any Member State, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Crimea, Zaporizhzhia and Kherson regions of Ukraine and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria), Venezuela, or Russia. Neither the Issuer nor any of its Subsidiaries will, directly or indirectly, use the proceeds of the transactions contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity: (i) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of comprehensive Sanctions or Russia or (ii) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the transactions contemplated hereby, whether as underwriter, advisor, investor or otherwise). For the past twelve (12) months, neither the Issuer nor any of its Subsidiaries has engaged in, and is not now engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of

Sanctions. To the extent applicable, each of the Issuer and its Subsidiaries is in compliance with the Export Control Reform Act, the Arms Export Control Act, the Export Administration Regulations and the International Traffic in Arms Regulations, the Export Control Act 2002 (United Kingdom) each as amended from time to time, and any similar law applicable to the operations or activities of Issuer or any of its Subsidiaries in any jurisdiction (the “Export Control Regulations”). Within the past twelve (12) months, neither the Issuer or any of its Subsidiaries have engaged in transactions with, or exported any products, services or associated technical data in violation of applicable Export Control Regulations: (i) into (or to a national or a permanent resident of) the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Crimea, Cuba, Iran, North Korea and Syria; or (ii) to any person or entity included on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC or the Denied Persons or Entity Lists maintained by the U.S. Department of Commerce as of the date of such transaction or export; or (iii) that would otherwise constitute a violation of the Export Control Regulations. The Issuer and its Subsidiaries have instituted policies and procedures designed to ensure, and which are reasonably expected to ensure, compliance with Sanctions, the Export Control Regulations, and with the representation and warranty contained herein.

(ll)

Material Agreements. Item 16 to the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2022 contains a true, correct and complete list of all the Material Agreements of the Issuer, each Guarantor, and each of their Subsidiaries, except for Material Agreements filed on EDGAR subsequent to the Form 10-K for the year ended December 31, 2022, and all such Material Agreements (including those filed subsequent to the Form 10-K for the year ended December 31, 2022) are in full force and effect and no defaults currently exist thereunder which would result in a Material Adverse Effect on the Issuer and its Subsidiaries or the Secured Parties.

(mm)

Due Diligence Matters. All documents and information delivered and provided by or on behalf of the Issuer to Subscriber as a part of its due diligence in connection with the Offering were complete and accurate in all material respects.

(nn)

Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Issuer has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of such Common Stock pursuant to the Exchange Act nor has the Issuer received any notification that the SEC is currently contemplating terminating such registration. The Issuer has not, in the twelve (12) months preceding the date hereof, received any notice from any person to the effect that the Issuer is not in compliance with the listing or maintenance requirements of the OTCBB or NEO. The Issuer is in material compliance with all such listing and maintenance requirements.

(oo)

No General Solicitation. Neither the Issuer nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act) in connection with any offer or sale of the Notes and the Warrants.

(pp)

Rank of Debt. The obligations of each of the Issuer and each Guarantor under the Note Documents to pay the principal of and interest on the Notes and any and all other amounts due thereunder constitute direct and unconditional senior obligations of each such Person and, except as otherwise permitted in the Indenture or Collateral Documents, will at all times rank at least equal in right of payment with all other present and future indebtedness and other obligations of such Person, except for any obligations in respect of employee compensation and benefits and taxes and other Permitted Liens in respect of (i) obligations that are immaterial in the aggregate to the Issuer, any Guarantor and their Subsidiaries, taken as a whole, which have priority under the laws of each Relevant Jurisdiction or (ii) any obligations in respect of creditors whose claims are mandatorily preferred by laws of general application to companies. “Relevant Jurisdiction” means in relation to the Issuer, the Guarantor and their Subsidiaries (as applicable): (a) its jurisdiction of incorporation; (b) the jurisdiction whose laws govern the perfection of any Collateral or Collateral Document (as applicable) entered into by it; and (c) any jurisdiction where it conducts its business.

(qq)

No Set-off. The obligations of the Issuer and each Guarantor under the Note Documents are not subject to any defense, set-off or counterclaim by any of the Issuer or any Guarantor or any circumstance whatsoever which might constitute a legal or equitable discharge from its obligations thereunder other than the defense of payment in full.

(rr)

Customers and Suppliers. There exists no actual or threatened in writing termination, cancellation or limitation of, or modification to or change in, the business relationship between (a) any of the Issuer or any of its Subsidiaries, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any of the Issuer or any of their Subsidiaries are individually or in the aggregate material to the business or operations of the Issuer and its Subsidiaries, or (b) any of the Issuer or any of its Subsidiaries, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any of the Issuer or any of its Subsidiaries are individually or in the aggregate material to the business or operations of the Issuer and its Subsidiaries; and there exists no present state of facts or circumstances that would give rise to or result in any such termination, cancellation, limitation, modification or change, in each case which would reasonably be expected to result in a Material Adverse Effect.

(ss)

Use of Proceeds. The Issuer shall use the proceeds from the offer and sale of the Securities pursuant to the terms this agreement (i) to repay the Promissory Note in the amount of $6,000,000, (b) to repay the Debenture in the amount of $2,500,000 and (c) and for general corporate purposes, including the transaction expenses in connection with the offer and sale of the Securities pursuant to the terms this Agreement, the Note Documents and expansion of its current fleet.

Section 4.    Subscriber Representations and Warranties. Each Subscriber, jointly and severally, represents and warrants to the Issuer that:

(a)    Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Agreement.

(b)    This Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Issuer, this Agreement constitutes the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exception.

(c)    The execution and delivery of this Agreement, the purchase of the Notes and the Warrants and the compliance by Subscriber with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Notes and the Warrants.

(d)    Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that is also an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (a “Qualified Institutional Buyer”), (ii) is acquiring the Notes and the Warrants only for its own account and not for the account of others, or if Subscriber is subscribing for the Notes and the Warrants as a fiduciary or agent for one or more investor accounts, each owner of such account is a Qualified Institutional Buyer and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Notes, the Warrants and the Underlying Shares (if any) with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

(e)    Subscriber understands that the Notes, the Warrants and the Underlying Shares (if any) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes, the Warrants and the Underlying Shares (if any) have not been registered under the Securities Act or any state securities laws or other applicable securities laws. Subscriber understands that (1) the Notes, the Warrants and the Underlying Shares (if any) may

not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except in accordance with the legend applicable to the Notes, the Warrants and the Underlying Shares (if any), as set forth in the Indenture, (2) the Issuer shall have no obligation to register any such purported sale, transfer or disposition which violates applicable U.S. Securities Laws (as defined below) or other securities laws, and (3) as a result of these transfer restrictions, Subscriber may not be able to readily resell the Notes, the Warrants and the Underlying Shares (if any) and may be required to bear the financial risk of an investment in the Notes, the Warrants and the Underlying Shares (if any) for an indefinite period of time. Subscriber acknowledges and agrees that the Notes, the Warrants and the Underlying Shares (if any) may not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) after one year from the Closing Date and that the ability to rely on Rule 144 for any such disposition may at any time be proscribed by the provisions of Rule 144(i). Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Notes, the Warrants and the Underlying Shares (if any). “U.S. Securities Laws” means all applicable securities laws in the United States, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, and the respective regulations, rules, orders, and forms under such laws.

(f)    Subscriber understands and agrees that Subscriber is purchasing the Notes, the Warrants and the Underlying Shares (if any) directly from the Issuer. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Issuer, the Placement Agent, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer expressly set forth in this Agreement, and Subscriber hereby represents and warrants that it is relying exclusively on Subscriber’s own sources of information, investment analysis and due diligence (including professional advice Subscriber deems appropriate) with respect to this Subscription of the Notes, the Warrants and the Underlying Shares (if any), and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber acknowledges that certain information provided to Subscriber was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(g)    Subscriber is aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act and Subscriber is acquiring the Notes, the Warrants and the Underlying Shares (if any) for its own account or for an account over which Subscriber exercises sole discretion for another Qualified Institutional Buyer.

(h)    In making its decision to purchase the Notes, the Warrants and the Underlying Shares (if any), Subscriber has relied solely upon independent investigation made by Subscriber and the Issuer’s representations and warranties in Section 3. Subscriber acknowledges and agrees that Subscriber has received, and has had an adequate opportunity to review, such information as

Subscriber deems necessary in order to make an investment decision with respect to the Notes, the Warrants and the Underlying Shares (if any), including with respect to the Issuer and its Subsidiaries and the transaction. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Notes, the Warrants and the Underlying Shares (if any).

(i)    Subscriber became aware of this offering of the Notes, the Warrants and the Underlying Shares (if any) solely by means of direct contact between Subscriber and the Issuer or their respective representatives or affiliates, or by means of contact from any of the Placement Agent, and the Notes, the Warrants and the Underlying Shares (if any) were offered to Subscriber solely by direct contact between Subscriber and the Issuer or their respective representatives or affiliates, or by contact between Subscriber and the Placement Agent. Subscriber did not become aware of this offering of the Notes, the Warrants and the Underlying Shares (if any), nor were the Notes, the Warrants and the Underlying Shares (if any) offered to Subscriber, by any other means, including by any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act).

(j)    Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Notes, the Warrants and the Underlying Shares (if any) and that it is able to fend for itself in the transactions contemplated by this Agreement. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, the Warrants and the Underlying Shares (if any), and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges and agrees that neither the Issuer nor any of its affiliates has provided any tax advice to Subscriber or made any representations or warranties or guarantees to Subscriber regarding the tax treatment of its investment in the Notes, the Warrants and the Underlying Shares (if any).

(k)    Subscriber has analyzed and considered the risks of an investment in the Notes, the Warrants and the Underlying Shares (if any) and determined that the Notes, the Warrants and the Underlying Shares (if any) are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(l)    Subscriber understands and agrees that no U.S. federal or state agency has passed upon or endorsed the merits of the offering of the Notes, the Warrants and the Underlying Shares (if any) or made any findings or determination as to the fairness of this investment.

(m)    Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with the transaction contemplated hereby), a Sanctioned Person. Subscriber is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that none of its investors are Sanctioned Persons and that funds held by Subscriber and used to purchase the Notes and the Warrants are derived from lawful activities. For purposes of this Section, “Sanctioned Person” means at any time any person or entity: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Crimea, Cuba, Iran, North Korea and Syria); or (c) majority-owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations and (d) His Majesty’s Treasury.

(n)    If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transactions provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Issuer or any of its affiliates (the “Transaction Parties”) as the Plan’s fiduciary or for advice, with respect to its decision to acquire and hold the Notes, the Warrants and the Underlying Shares (if any), and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Notes, the Warrants and the Underlying Shares (if any) and (ii) none of the acquisition, holding and/or transfer or disposition of the Notes, the Warrants and the Underlying Shares (if any) will result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any similar law or regulation.

(o)    No broker or finder is entitled to any brokerage or finder’s fee or commission payable by Subscriber solely in connection with the sale of the Notes, the Warrants or Underlying Shares (if any) to Subscriber based on any arrangement entered into by or on behalf of Subscriber.

Section 5.    Termination. The obligations of Subscriber hereunder may be terminated by Subscriber in its absolute discretion, by notice given to and received by the Issuer prior to delivery of and payment for the Notes and Warrants if, following the date hereof and prior to that time, (i) trading in securities generally on the NYSE, the NASDAQ, NYSE American or in the over-the-counter market, or trading in any securities of the Issuer on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established or maximum ranges for prices shall have been required on such exchange or such market, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a material disruption in securities settlement, payment or clearance services in the United States or abroad, (iii) a general banking moratorium shall have been declared by Federal or state authorities or any material disruption in commercial banking or securities settlement or clearance services shall have occurred, or (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of Subscriber, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Notes and the Warrants.

Section 6.    Board Rights.

(a)    The Subscribers shall have the right to nominate one person for election to the Issuer’s Board of Directors (the “Board Designee”) in their sole discretion. The Board Designee must at the time of nomination be eligible under the Delaware General Corporation Law and the rules and policies of the NEO (or any other stock exchange upon which the Common Stock is listed) to serve as a director of the Issuer.

(b)    If the Subscribers nominate a Board Designee pursuant to Section 6(a), then so long as the Subscribers own any of the Notes issued pursuant to this Agreement, the Issuer shall nominate such Board Designee for election as a director or for re-election as a director at the end of each term of such Board Designee, as the case may be, as part of the slate proposed by the Issuer that is included in the proxy statement (or consent solicitation or similar document) of the Issuer relating to the election of the Board of Directors. In the event that any such Board Designee ceases to be a member of the Board of Directors, other than by reason of removal by the stockholders for cause, the Subscribers may select another person as a nominee for Board Designee to fill the vacancy created thereby and, subject to the provisos in Section 6, such nominee shall become such Board Designee and shall be appointed to fill such vacancy.

(c)    At any time that a representative of the Subscribers has been elected a member of the Board of Directors in accordance with this Section 6, the Issuer agrees to have in effect, at the expense of the Issuer, a director and officer liability insurance policy for the benefit of the Issuer and such representative to the same extent as the Issuer provides such insurance covering the other members of the Board of Directors.

(d)    For so long as the Subscribers own any of the Notes issued pursuant to this Agreement, the Issuer shall invite a representative of the Subscribers to attend all non-executive session meetings of the Board of Directors (and of each committee of the Board of Director) in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors provided that the Subscriber’s representative shall, with respect to such notices, minutes, consents and other materials, be subject to the same confidentiality obligations as directors of the Issuer are subject to.

Section 7.    Indemnity.

(a)    The Issuer and each Guarantor agree, jointly and severally, to indemnify and hold harmless, to the extent permitted by law, Subscriber, its directors and officers, employees, and agents, and each person who controls Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, taxes, liabilities and expenses (including, without limitation, any reasonable external attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by (a) any breach of any of the representations, warranties, covenants or agreements made by the Note Parties in this Agreement or in the Note Documents or Warrants to which it is a party, or (b) any action instituted against such Subscriber in any capacity, or any of them or their respective affiliates, by any stockholder of the Issuer who is not an affiliate of such Subscriber, with respect to any of the transactions contemplated by the Note Documents or Warrants (unless such action is primarily based upon a material breach of such Subscriber’s representations, warranties or covenants under the Note Documents or Warrants or any agreements or understandings the Subscriber may have with any such stockholder or any violations by the Subscriber of state or federal securities laws or any conduct by the Subscriber which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(b)    Each Subscriber agrees, severally and not jointly, to indemnify and hold harmless the Issuer, Guarantors, each of their respective directors, officers, employees and agents, and each person who controls the Issuer or any Guarantor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Issuer against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable external attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Underlying Shares giving rise to such indemnification obligation.

(c)    Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of any Notes or Warrants purchased pursuant to this Agreement and the corresponding Underlying Shares.

(e)    If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7 from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 7(e) by any seller of Underlying Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Notes, Warrants or Underlying Shares. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Agreement.

Section 8.    Investment Unit Treatment. Notwithstanding anything to the contrary contained in this Agreement, the Indenture, the Notes, the Warrants, the Collateral Documents and the other Note Documents, the parties to this Agreement agree that the Note and the Warrant will be treated as an “investment unit” for United States federal income tax purposes.

Section 9.    Additional Provisions; Miscellaneous.

(a)    All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient, (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)    Subscriber acknowledges that the Issuer and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer and the Placement Agent if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case Subscriber shall notify the Issuer and the Placement Agent if they are no longer accurate in any respect). Subscriber further acknowledges and agrees that the Placement Agent is a third-party beneficiary of the representations and warranties of Subscriber contained in this Agreement. Subscriber acknowledges and agrees that each purchase by Subscriber of Notes and Warrants from the Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase. The Issuer acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Issuer agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Issuer set forth herein are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case Subscriber shall notify the Issuer and the Placement Agent if they are no longer accurate in any respect).

(c)    Each of the Issuer, Guarantors, the Placement Agent and Subscriber is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d)    The Issuer shall pay the out-of-pocket expenses (not to exceed $250,000) of the Subscriber in connection with this Agreement and the transactions contemplated herein, including the fees and expenses of counsel incurred by Subscriber.

(e)    Neither this Agreement nor any rights that may accrue to Subscriber hereunder (other than the Notes and the Warrants acquired hereunder and the corresponding Underlying Shares (if any)) may be transferred or assigned. Neither this Agreement nor any rights that may accrue to the Issuer hereunder may be transferred or assigned. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or, with the Issuer’s prior written consent, to another person, provided that (i) such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and (ii) no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

(f)    All the agreements, covenants that by their terms are to be performed following the Closing, representations and warranties made by each party hereto in this Agreement shall survive the Closing.

(g)    The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Notes and the Warrants and to register the Underlying Shares (if any) for resale, and Subscriber shall provide such information as may be reasonably requested on a timely basis. Subscriber acknowledges that subject to the conditions set forth in Section 9(t), the Issuer may file a copy of this Agreement with the SEC as an exhibit to a periodic report of the Issuer or a registration statement of the Issuer.

(h)    This Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto; provided, that, Section 4, Section 9(c), this Section 9(h) and Section 9(j) of this Agreement may not be amended, modified or waived in a manner that is material and adverse to the Placement Agent without the prior written consent of the Placement Agent (such consent not to be unreasonably withheld, conditioned or delayed).

(i)    This Agreement, together with the form of Indenture attached hereto, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j)    Except as otherwise provided herein (including the next sentence hereof), this Agreement is intended for the benefit of the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 9(b), Section 9(c), Section 9(e), Section 9(h), and this Section 9(j), this Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third-party beneficiaries of this Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions. For the avoidance of doubt, the Placement Agent is an express third-party beneficiary of this Agreement, including without limitation Subscriber’s representations and warranties in Section 4.

(k)    The parties hereto acknowledge and agree that (i) this Agreement is being entered into in order to induce the Issuer and each Guarantor to execute and deliver the Indenture, the Notes, the Warrants, the Collateral Documents and the other Note Documents and (ii) irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that (i) the Issuer and each Guarantor shall be entitled to specifically enforce Subscriber’s obligations to fund the Notes Purchase Price and the provisions of the Agreement and (ii) the Subscriber shall be entitled to specifically enforce the Issuer and each Guarantor’s obligations to issue and sell the Notes and the Warrants, guarantee the Notes, if applicable, and the provisions of the Agreement, in each case, on the terms and subject to the conditions set forth herein.

(l)    [Reserved]

(m)    If and when reasonably requested by Subscriber, the Issuer shall furnish as soon as practicable after such request any other information reasonably necessary to enable Subscriber to accurately prepare and file any applicable tax and information returns or reports.

(n)    If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(o)    No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(p)    This Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(q)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(r)    EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.

WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(s)    This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties or third-party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third-party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(t)    The Issuer shall, by 9:00 a.m., New York City time, on the Business Day immediately following the date of this Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and the transaction. Upon the issuance of the Disclosure Document, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, nonpublic information regarding the Issuer received from the Issuer or any of its officers, directors, or employees or agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Issuer, the Placement Agent, the Issuer or any of their respective affiliates in connection with the transaction. Notwithstanding anything in this Agreement to the contrary, the Issuer (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber or unless as required by law, and (ii) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of Subscriber, except as required by the U.S. federal or state securities law, regulatory agency. Subscriber will promptly provide any information reasonably requested by the Issuer or any of its affiliates for any regulatory application or filing made or approval sought in connection with the transaction contemplated hereby (including filings with the SEC).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the Issuer, Guarantors and Subscriber has executed or caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

GLOBAL CROSSING AIRLINES GROUP INC.

By:	/s/ Edward Wegel
	Name:	Edward Wegel
	Title:	Chairman and CEO

GLOBAL CROSSING AIRLINES INC., as Guarantor

By:	/s/ Edward Wegel
	Name:	Edward Wegel
	Title:	Chairman and CEO

GLOBAL CROSSING AIRLINES OPERATIONS LLC, as Guarantor

By:	/s/ Ryan Goepel
	Name:	Ryan Goepel
	Title:	EVP and CFO

GLOBALX AIR TOURS LLC, as Guarantor

By:	/s/ Ryan Goepel
	Name:	Ryan Goepel
	Title:	EVP and CFO
GLOBALX TRAVEL TECHNOLOGIES, INC. , as Guarantor

By:	/s/ Ryan Goepel
	Name:	Ryan Goepel
	Title:	EVP and CFO

[Signature Page to Subscription Agreement]

Address for Notices:

Global Crossing Airlines Group Inc. Bldg. 5A, Miami Int’l Airport | 4th floor 4200 NW 36th Street | Miami, FL 33146 Telephone: 786-751-8503E-mail: ryan.goepel@globalxair.com Attention: Ryan Goepel

With a copy to (which shall not constitute notice or service of process):

Cozen O’Connor

Southeast Financial Center

200 South Biscayne Blvd.

Suite 3000

Miami, FL 33131

Telephone: 305-704-5954

E-mail: mschrier@cozen.com

Attention: Martin Schrier

[Signature Page to Subscription Agreement]